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                                                                   EXHIBIT 10.14



                               SECURITY AGREEMENT


         This Security Agreement (the "AGREEMENT") is made and entered into as of the 7th day of June, 1999 by Gary Player Direct, Inc. ("BORROWER"), in favor of Roy Tashi, hereinafter referred to as "Junior Lender" and all persons and entities heretofore and hereafter receiving this Agreement in his, her, or its capacity as a "Junior Lender" subordinate only to the "Senior Lender" identified on Schedule A attached hereto (collectively, the "LENDERS"). The Junior Lender has provided to Borrower loans in an aggregate principal amount of up to $75,000 outstanding at any date (the "JUNIOR FINANCING").

1.       SECURITY INTEREST.

         (a) To secure the due and punctual payment of all amounts due under the Senior Financing, Borrower hereby grants to the Junior Lender a security interest in all of its assets (the "COLLATERAL"). The Collateral shall include, without limitation:

                  (i) All goods now owned or hereafter acquired by Borrower or in which Borrower has or may hereafter acquire any interest;

                  (ii) All equipment now owned or hereafter acquired by Borrower;

                  (iii) All inventory now owned or hereafter acquired by Borrower;

                  (iv) All accounts, contract rights and general intangibles now owned or hereafter created or acquired by Borrower, all receivables, goodwill, trademarks, trade styles, trade names, customers lists and business records;

                  (v) All documents, instruments and chattel paper now owned or hereafter acquired by Borrower; and

                  (vi) All monies, deposit accounts, certificate of deposit and securities of Borrower now or hereafter in Borrower's or its agents' possession.

         (b) Junior Lender's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral, including, but not limited to, the proceeds of any insurance thereon.

         (c) Borrower, represents and warrants to the Junior Lender that the Collateral is free and clear of all mortgages, encumbrances, liens and security interests except the permitted liens which are listed on Schedule B attached hereto.

2.       COVENANTS AND FURTHER ASSURANCES.
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         (a) Borrower agrees to take any and all actions as may be reasonably requested by the Junior Lender to perfect, protect and evidence the security interest of the Junior Lender in the Collateral, including, without limitation:
(i) the filing of financing statements and other instruments; (ii) the delivery of possession of that portion of the Collateral with respect to which a security interest may be perfected by possession; and (iii) delivery of notices to banks, insurance companies and others where notice may be required to perfect a security interest.

         (b) Borrower shall: (i) keep and maintain the Collateral free and clear of all liens, encumbrances and security interests of third parties other than the Permitted Liens and shall defend the Collateral at its cost and expense against any such lien, encumbrance or security interest; (ii) comply in all material respects, with all laws, statutes and regulations pertaining to Collateral and its use and operation; (iii) properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear; and (iv) permit the Junior Lender or any representative thereof to examine and make copies of the records and visit the properties of Borrower and discuss the business and operations of Borrower with any employee or representative thereof.

3.       EVENTS OF DEFAULT AND REMEDIES.

         (a) The failure to pay the Junior Financing when due shall constitute an event of default by Borrower under this Agreement. Upon the occurrence of an event of default under this Agreement, the Junior Lender shall have all rights and remedies of a secured party under the Uniform Commercial Code and other rights and remedies to which the Lenders may be entitled under applicable law.

         (b) Any action taken by the Junior Lender with respect to the Collateral, including any sale or disposition of the Collateral, shall be for the benefit of all the Lenders and the net proceeds of any such sale available to the Lenders shall be allocated among the Lenders on a pro rata basis.

4.       MISCELLANEOUS.

         (a) NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any


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and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

         (c) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

         (d) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of law thereof.

         (e) SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Agreement.

         (f) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court.

                                        GARY PLAYER DIRECT, INC.


                                        By: /s/ A.J. Cervantes
                                           -------------------------------
                                           Alfonso J. Cervantes, President
                                           2811 Airpark Drive,
                                           Santa Maria, CA  93455




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                                   SCHEDULE A

                                 SENIOR LENDERS



                          Montee Ahujha for $650,000.00




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                                   SCHEDULE B

                                 PERMITTED LIENS


1. UCC-1 Financing Statement filed in 1999 for the security interest held by Montee Ahujha for $650,000.00 in the gross assets of the Company




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